SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-CAVCO INDUSTRIES INC.
          GAMCO ASSET MANAGEMENT INC.
                      12/15/05           33,500-           40.3553
                      12/13/05           14,000-           39.5190
                      12/13/05           14,000-           39.5190
                      12/12/05            4,200-           37.8841
                      12/09/05            1,500-           37.9000
                      12/07/05            1,300-           39.6482
                      12/05/05              500-           39.1900
                      12/01/05            2,300-           40.0876
                      11/29/05              200-           39.4282
                      11/23/05            1,000-           42.0000
                      11/22/05              500-           42.1318

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.